UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 17, 2011

Cytokinetics, Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-50633	94-3291317
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 East Grand Avenue, South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 624 - 3000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

Awards of Restricted Stock Unit Grants to Certain Named Executive Officers

On November 17, 2011, the Board of Directors of Cytokinetics, Inc., a Delaware corporation (the “Company”), granted the following awards of restricted stock units (“Stock Units”) to all employees, including certain named executive officers of the Company set forth below.

Name	Number of Stock Units
Robert I. Blum President and Chief Executive Officer	350,000
Sharon A. Barbari EVP Finance and Chief Financial Officer	200,000
David Cragg SVP, Human Resources	125,000
Andrew A. Wolff, MD, FACC SVP Clinical R&D and Chief Medical Officer	175,000

Fifty percent of each Stock Unit grant vests on September 4, 2012 and the remaining fifty percent vests on September 3, 2013, provided that the grantee remains a service provider to the Company through each applicable vesting date. The Board of Directors approved the grant and issuance of the Stock Units pursuant to the terms and conditions of the Company’s 2004 Equity Incentive Plan, as amended. The form of restricted stock unit agreement is included as Exhibit 10.69 to this Current Report on Form 8-K and is incorporated herein by reference.

The above Stock Unit grants were previously reported on Form 4s filed with the Securities and Exchange Commission on November 21, 2012.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.69	Cytokinetics, Inc. Form of Restricted Stock Unit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytokinetics, Incorporated

December 2, 2011	By:	/s/ Sharon Barbari
	Name:	Sharon Barbari
	Title:	Executive Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.69	Cytokinetics, Inc. Form of Restricted Stock Unit Agreement.